Exhibit 32

CERTIFICATION
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the filing by YouthStream Media Networks, Inc. (the "Company") with the Securities and Exchange Commission of its Quarterly Report on Form 10-QSB for the three months ended December 31, 2004 (the "Report"), the undersigned, Jonathan V. Diamond, Chief Executive Officer of the Company, and Robert N. Weingarten, Chief Financial Officer of the Company, do hereby certify, that to the best of our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 18, 2005	/s/ JONATHAN V. DIAMOND
Jonathan V. Diamond Chief Executive Officer
Date: February 18, 2005	/s/ ROBERT N. WEINGARTEN
Robert N. Weingarten Chief Financial Officer